NEWS RELEASE

Arlo Reports Third Quarter 2020 Results

Exceeded Revenue and EPS Guidance
104% GAAP Gross Profit Growth Year Over Year
100% Non-GAAP Gross Profit Growth Year Over Year
61% Service Revenue Growth Year Over Year
Cash, Cash Equivalents and Short-term Investments Balance of $193.6 million with No Debt

SAN JOSE, California - November 5, 2020 - Arlo Technologies, Inc. (NYSE: ARLO), a leading internet-connected security camera brand, today reported financial results for the third quarter ended September 27, 2020.

Financial Highlights (1)

•Revenue of $110.2 million, an increase of 3.9% year over year.
•GAAP gross profit $21.4 million, an increase of 104% year over year; non-GAAP gross profit $22.7 million, an increase of 100% year over year.
•GAAP gross margin of 19.4%; non-GAAP gross margin of 20.6%.
•GAAP net loss per diluted share of $(0.22); non-GAAP net loss per diluted share of $(0.10).
•Cash, cash equivalents and short-term investments of $193.6 million and no debt at the end of Q3.

“The Arlo team delivered another strong quarter that exceeded our guidance in every measure. Paid account growth and strong performance from our European partner, Verisure, helped contribute to revenue coming in at $110.2 million for a growth rate of 65% sequentially and 4% year over year. We also made considerable progress on gross margins – both product and service – and maintained our operating discipline to improve our non-GAAP net loss by $16.3 million year over year,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “In our most prolific new product quarter ever, we added four new cameras to our line up and entered a large and fast-growing market with our wire-free video doorbell. All of these new products are on our new business model, a free, 90-day trial of Arlo Smart, and should add to our service revenue growth. Fueled by our robust innovation and new business model, the third quarter marks another example of the progress Arlo is making in the business."

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(in thousands, except percentage and per share data)
Revenue	$110,236	$66,632	$106,116	$242,318	$247,594
GAAP Gross Margin	19.4%	8.2%	9.9%	12.7%	8.9%
Non-GAAP Gross Margin (1)	20.6%	9.6%	10.7%	14.0%	9.9%
GAAP Net Income (Loss) per Diluted Share	$(0.22)	$(0.38)	$(0.41)	$(1.11)	$(1.41)
Non-GAAP Net Income (Loss) per Diluted Share (1)	$(0.10)	$(0.31)	$(0.32)	$(0.74)	$(1.15)
_________________________
(1) Reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis are provided at the end of this press release.

Business Highlights

•Added a record 58,000 paid accounts in Q3, a sequential increase of 35% over Q2.
•Cash, cash equivalents, and short-term investments balance of $193.6 million and no debt at the end of Q3.
•68.7% year over year paid account growth in Q3.
•Service revenue of $19.0 million for Q3, for growth of 60.6% year over year.
•Announced the all new Arlo Essential Wire-Free Doorbell which brings the same award-winning features of the Wired Video Doorbell in a wire-free and battery-powered design, with industry-leading 180-degree viewing angle, high-definition video, two-way audio, and the ability to connect directly to Wi-Fi. The Essential Wire-Free Doorbell also includes a three-month subscription to Arlo Smart.
•Expanded the Arlo Essential product family with the addition of the Essential XL Spotlight Camera and the Essential. The Essential XL Spotlight sports all Essential Spotlight’s great features and adds an incredible 12 months of battery life while the Essential is a simplified version targeted to price-sensitive consumers. These cameras also include a three-month subscription to Arlo Smart.
•Upgraded the Arlo award-winning Pro and Ultra product families with the Pro 4 and the Ultra 2 Wire-Free Spotlight Cameras. These additions bring all the great features of the original Ultra and Pro 3, with new features and improved performance. The Pro 4 and Ultra 2 are also paired with a three-month subscription to Arlo Smart.

Fourth Quarter 2020 Business Outlook (2)

•Revenue of $105.0 million to $115.0 million.
•GAAP net loss per diluted share of $(0.36) to $(0.26), and non-GAAP net loss per diluted share of $(0.26) to $(0.16).

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ending December 31, 2020
	Revenue	Net Loss per Diluted Share
(in millions, except per share data)
GAAP	$105.0 - $115.0	$(0.36) - $(0.26)
Estimated adjustments for (1):
Stock-based compensation expense	—	0.10
Tax effects of non-GAAP adjustments	—	—
Non-GAAP	$105.0 - $115.0	$(0.26) - $(0.16)
_________________________
(1) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the third quarter of 2020 results and discuss management’s expectations for the fourth quarter of 2020 today, Thursday, November 5, 2020 at 5:00 p.m. ET (2:00 p.m. PT). The toll-free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 3079383. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, video doorbells and floodlight cameras.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to supporting industry standards for data protection designed to keep users’ personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2020 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins, and tax expense; expectations regarding market expansion and future growth; plans to invest in product innovation; Arlo's future product offerings; and the quote from Arlo's Chief Executive Officer. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may incur additional costs and charges associated with the transactions contemplated by the Verisure partnership; the Company may not receive the minimum commitment amounts from Verisure; the COVID-19 pandemic could have an adverse impact on the Company's business, operations and the markets and communities in which Arlo and its partners and customers operate; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; the actions and financial health of the Company's customers; the anticipated financial capacity under Arlo's revolving credit line may not be available when expected, or at all; and the Company may not be able to carry out its restructuring plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2020, filed with the Securities and Exchange Commission on August 6, 2020 and other periodic filings with the Securities and Exchange Commission. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles, activist shareholder response costs, restructuring and other charges, strategic initiative and transaction expenses, gain on sale of business, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

–the ability to make more meaningful period-to-period comparisons of our on-going operating results;
–the ability to better identify trends in our underlying business and perform related trend analyses;

–a better understanding of how management plans and measures our underlying business; and
–an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Activist shareholder response costs primarily consist of legal fees and third-party consulting costs incurred. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Strategic initiative and transaction expenses consist of legal fees associated with the strategic review of the Company and legal fees, accounting fees and other one-time costs incurred to complete the Verisure transaction. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Gain on sale of business represents gain from sale of the Company's commercial operations in Europe. We consider our operating results without this gain when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such gain when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding the gain is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

***Financial Tables Attached***

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 27, 2020	December 31, 2019
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$173,619	$236,680
Short-term investments	19,992	19,990
Accounts receivable, net	56,431	127,317
Inventories	69,038	68,624
Prepaid expenses and other current assets	10,317	16,958
Total current assets	329,397	469,569
Property and equipment, net	16,832	21,352
Operating lease right-of-use assets, net	25,031	31,300
Intangibles, net	238	1,306
Goodwill	11,038	11,038
Restricted cash	4,147	4,139
Other non-current assets	2,216	4,008
Total assets	$388,899	$542,712

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$74,727	$111,650
Deferred revenue	30,567	50,362
Accrued liabilities	106,027	127,400
Income tax payable	431	4,489
Total current liabilities	211,752	293,901
Non-current deferred revenue	7,963	15,736
Non-current operating lease liabilities	26,024	29,001
Non-current income taxes payable	92	92
Other non-current liabilities	1,261	606
Total liabilities	247,092	339,336
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 79,026,508 at September 27, 2020 and 75,785,952 at December 31, 2019	79	76
Additional paid-in capital	359,297	334,821
Accumulated other comprehensive income	(9)	(2)
Accumulated deficit	(217,560)	(131,519)
Total stockholders’ equity	141,807	203,376
Total liabilities and stockholders’ equity	$388,899	$542,712

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(in thousands, except percentage and per share data)
Revenue:
Products	$91,271	$49,603	$94,306	$191,597	$213,359
Services	18,965	17,029	11,810	50,721	34,235
Total revenue	110,236	66,632	106,116	242,318	247,594
Cost of revenue:
Products	79,107	51,186	88,755	182,481	206,878
Services	9,720	9,957	6,858	28,986	18,618
Total cost of revenue	88,827	61,143	95,613	211,467	225,496
Gross profit	21,409	5,489	10,503	30,851	22,098
Gross margin	19.4%	8.2%	9.9%	12.7%	8.9%
Operating expenses:
Research and development	15,436	14,192	16,701	44,871	52,456
Sales and marketing	12,720	11,713	13,657	35,471	42,389
General and administrative	11,137	9,837	11,062	39,758	32,512
Separation expense	77	82	137	238	1,760
Gain on sale of business	—	—	—	(292)	—
Total operating expenses	39,370	35,824	41,557	120,046	129,117
Loss from operations	(17,961)	(30,335)	(31,054)	(89,195)	(107,019)
Operating margin	(16.3)%	(45.5)%	(29.3)%	(36.8)%	(43.2)%
Interest income	74	151	596	760	2,170
Other income, net	543	1,111	154	2,837	138
Loss before income taxes	(17,344)	(29,073)	(30,304)	(85,598)	(104,711)
Provision for income taxes	115	183	286	443	855
Net loss	$(17,459)	$(29,256)	$(30,590)	$(86,041)	$(105,566)
Net loss per share:
Basic	$(0.22)	$(0.38)	$(0.41)	$(1.11)	$(1.41)
Diluted	$(0.22)	$(0.38)	$(0.41)	$(1.11)	$(1.41)
Weighted average shares used to compute net loss per share:
Basic	78,662	77,885	75,337	77,705	74,831
Diluted	78,662	77,885	75,337	77,705	74,831

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 27, 2020	September 29, 2019
	(In thousands)
Cash flows from operating activities:
Net loss	$(86,041)	$(105,566)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,024	7,757
Loss on disposal of fixed assets	19	—
Stock-based compensation expense	26,338	15,261
Allowance for (release of) credit losses and inventory reserves	1,322	(3,232)
Gain on sale of business	(292)	—
Deferred income taxes	63	(109)
Premium amortization (discount accretion) on investments, net	60	(391)
Changes in assets and liabilities:
Accounts receivable, net	70,985	65,920
Inventories	(1,838)	54,335
Prepaid expenses and other assets	8,369	(1,729)
Accounts payable	(37,554)	(24,381)
Deferred revenue	(27,569)	(1,996)
Accrued and other liabilities	(21,203)	(48,584)
Net cash used in operating activities	(59,317)	(42,715)
Cash flows from investing activities:
Purchases of property and equipment	(2,070)	(5,023)
Purchases of short-term investments	(45,085)	(29,768)
Maturities of short-term investments	45,000	40,000
Net cash provided by (used in) investing activities	(2,155)	5,209
Cash flows from financing activities:
Proceeds related to employee benefit plans	3,051	1,837
Restricted stock unit withholdings	(4,632)	(1,755)
Net cash provided by (used in) financing activities	(1,581)	82
Net decrease in cash and cash equivalents and restricted cash	(63,053)	(37,424)
Cash and cash equivalents and restricted cash, at beginning of period	240,819	155,424
Cash and cash equivalents and restricted cash, at end of period	$177,766	$118,000

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,470	$1,578
De-recognition of build-to-suit assets and liabilities	$—	$(21,610)

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(in thousands, except percentage data)
GAAP gross profit	$21,409	$5,489	$10,503	$30,851	$22,098
GAAP gross margin	19.4%	8.2%	9.9%	12.7%	8.9%
Stock-based compensation expense	942	562	467	2,007	1,286
Amortization of intangibles	356	357	381	1,069	1,144
Restructuring and other charges	—	—	—	23	—
Non-GAAP gross profit	$22,707	$6,408	$11,351	$33,950	$24,528
Non-GAAP gross margin	20.6%	9.6%	10.7%	14.0%	9.9%

GAAP research and development	$15,436	$14,192	$16,701	$44,871	$52,456
Stock-based compensation expense	(2,870)	(1,729)	(1,569)	(6,259)	(4,501)
Non-GAAP research and development	$12,566	$12,463	$15,132	$38,612	$47,955

GAAP sales and marketing	$12,720	$11,713	$13,657	$35,471	$42,389
Stock-based compensation expense	(1,160)	(984)	(791)	(2,895)	(2,722)
Non-GAAP sales and marketing	$11,560	$10,729	$12,866	$32,576	$39,667

GAAP general and administrative	$11,137	$9,837	$11,062	$39,758	$32,512
Stock-based compensation expense	(4,029)	(1,289)	(2,392)	(15,177)	(6,752)
Restructuring and other charges	—	—	—	(21)	—
Strategic initiative and transaction expenses	(17)	(206)	(502)	(768)	(502)
Litigation reserves, net	—	(249)	(140)	(256)	(140)
Non-GAAP general and administrative	$7,091	$8,093	$8,028	$23,536	$25,118

GAAP total operating expenses	$39,370	$35,824	$41,557	$120,046	$129,117
Separation expense	(77)	(82)	(136)	(238)	(1,759)
Strategic initiative and transaction expenses	(17)	(206)	(502)	(768)	(502)
Stock-based compensation expense	(8,059)	(4,002)	(4,752)	(24,331)	(13,975)
Restructuring and other charges	—	—	—	(21)	—
Litigation reserves, net	—	(249)	(140)	(256)	(140)
Activist shareholder response costs	—	—	—	—	(237)
Gain on sale of business	—	—	—	292	—
Non-GAAP total operating expenses	$31,217	$31,285	$36,027	$94,724	$112,504

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(in thousands, except percentage and per share data)
GAAP operating loss	$(17,961)	$(30,335)	$(31,054)	$(89,195)	$(107,019)
GAAP operating margin	(16.3)%	(45.5)%	(29.3)%	(36.8)%	(43.2)%
Separation expense	77	82	136	238	1,759
Strategic initiative and transaction expenses	17	206	502	768	502
Stock-based compensation expense	9,001	4,564	5,219	26,338	15,261
Amortization of intangibles	356	357	381	1,069	1,144
Restructuring and other charges	—	—	—	44	—
Litigation reserves, net	—	249	140	256	140
Activist shareholder response costs	—	—	—	—	237
Gain on sale of business	—	—	—	(292)	—
Non-GAAP operating loss	$(8,510)	$(24,877)	$(24,676)	$(60,774)	$(87,976)
Non-GAAP operating margin	(7.7)%	(37.3)%	(23.3)%	(25.1)%	(35.5)%

GAAP provision for income taxes	$115	$183	$286	$443	$855
GAAP income tax rate	(0.7)%	(0.6)%	(0.9)%	(0.5)%	(0.8)%
Tax effects	—	2	(46)	31	96
Non-GAAP provision for income taxes	$115	$181	$332	$412	$759
Non-GAAP income tax rate	(1.5)%	(0.8)%	(1.4)%	(0.7)%	(0.9)%

GAAP net loss	$(17,459)	$(29,256)	$(30,590)	$(86,041)	$(105,566)
Separation expense	77	82	136	238	1,759
Strategic initiative and transaction expenses	17	206	502	768	502
Stock-based compensation expense	9,001	4,564	5,219	26,338	15,261
Amortization of intangibles	356	357	381	1,069	1,144
Restructuring and other charges	—	—	—	44	—
Litigation reserves, net	—	249	140	256	140
Activist shareholder response costs	—	—	—	—	237
Gain on sale of business	—	—	—	(292)	—
Tax effects	—	2	(46)	31	96
Non-GAAP net loss	$(8,008)	$(23,796)	$(24,258)	$(57,589)	$(86,427)

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
	(in thousands, except percentage and per share data)
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.22)	$(0.38)	$(0.41)	$(1.11)	$(1.41)
Separation expense	—	—	—	0.01	0.02
Strategic initiative and transaction expenses	—	—	0.01	0.01	0.01
Stock-based compensation expense	0.11	0.06	0.07	0.34	0.21
Amortization of intangibles	0.01	0.01	0.01	0.01	0.02
Restructuring and other charges	—	—	—	—	—
Litigation reserves, net	—	—	—	—	—
Gain on sale of business	—	—	—	—	—
Tax effects	—	—	—	—	0.00
Non-GAAP net loss per diluted share	$(0.10)	$(0.31)	$(0.32)	$(0.74)	$(1.15)

Shares used in computing GAAP net income (loss) per diluted share	78,662	77,885	75,337	77,705	74,831
Shares used in computing non-GAAP net income (loss) per diluted share	78,662	77,885	75,337	77,705	74,831

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	September 27, 2020	June 28, 2020	March 29, 2020	December 31, 2019	September 29, 2019
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$193,611	$205,454	$206,582	$256,670	$153,811
Cash, cash equivalents and short-term investments per diluted share	$2.46	$2.64	$2.70	$3.37	$2.04

Accounts receivable, net	$56,431	$46,466	$61,376	$127,317	$99,698
Days sales outstanding	47	63	83	97	85

Inventories	$69,038	$65,814	$61,027	$68,624	$74,117
Inventory turns	4.6	3.1	3.4	5.9	4.8

Weeks of channel inventory:
U.S. retail channel	8.4	6.6	13.7	6.3	13.3
U.S. distribution channel	8.6	8.4	20.3	8.0	3.3
APAC distribution channel	4.2	6.8	6.0	3.6	4.3

Deferred revenue (current and non-current)	$38,530	$54,546	$59,848	$66,098	$47,995

Cumulative registered accounts (1)	4,774	4,518	4,245	4,015	3,691
Cumulative paid accounts (2)	356	298	255	230	211

Headcount	358	355	356	349	406
Non-GAAP diluted shares	78,662	77,885	76,560	76,090	75,337
_________________________

(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such particular period, and includes accounts owned by Verisure S.a.r.l.. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform, as one registered account may be used by multiple people.

(2)     Paid accounts worldwide measured as any account where a subscription to a paid service is being collected (either by the Company or by the Company’s customers or channel partners), plus paid service plans of a duration of more than 3 months bundled with products (such bundles being counted as a paid account after 90 days have elapsed from the date of registration). Paid accounts includes accounts transferred to Verisure S.a.r.l..

REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 27, 2020		June 28, 2020		September 29, 2019		September 27, 2020		September 29, 2019
	(in thousands, except percentage data)
Americas	$75,861	69%	$50,971	76%	$85,562	81%	$176,990	73%	$194,492	79%
EMEA	28,010	25%	11,263	17%	13,002	12%	46,846	19%	37,370	15%
APAC	6,365	6%	4,398	7%	7,552	7%	18,482	8%	15,732	6%
Total	$110,236	100%	$66,632	100%	$106,116	100%	$242,318	100%	$247,594	100%